UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.
On June 9, 2017, Avista Corporation (Avista Corp. or the Company) filed electric and natural gas general rate requests with the Idaho Public Utilities Commission (IPUC or Commission) to recover increased power supply costs and capital investments made since the last determination of the Company's rate base in the 2016 Idaho general rate case.
Avista Corp. has filed two-year rate plans for electric and natural gas and has requested the following for each year (dollars in millions):

	Electric		Natural Gas
Effective Date	Proposed Revenue Increase	Proposed Base Rate Increase	Proposed Revenue Increase	Proposed Base Rate Increase
January 1, 2018	$18.6	7.5%	$3.5	8.8%
January 1, 2019 (1)	$9.9	3.7%	$2.1	5.0%

(1)	The Company is not proposing to update base power supply costs for year two of the rate plan, but rather have any differences flow through the Power Cost Adjustment mechanism.
The Company’s requests are based on a proposed rate of return of 7.81 percent with a common equity ratio of 50.0 percent and a 9.9 percent return on equity.
As a part of the two-year rate plan, if approved, Avista Corp. would not file a new general rate case for a new rate plan to be effective prior to January 1, 2020.
The major drivers of these general rate case requests is to recover the costs associated with Avista Corp.'s capital investments to replace infrastructure that has reached the end of its useful life, as well as respond to the need for reliability and technology investments required to maintain an integrated energy services grid. Among the capital investments included in the filings are:

•	Generator maintenance at the Kettle Falls biomass plant that will ensure efficient generation and operations.

•
The ongoing project to systematically replace portions of natural gas distribution pipe in Avista Corp.'s service area that were installed prior to 1987, as well as replacement of other natural gas service equipment.

•
Transmission and distribution system and asset maintenance, such as wood pole replacements, feeder upgrades, and substation and transmission line rebuilds to maintain reliability for the Company's customers.

•	Technology upgrades that support necessary business processes and operational efficiencies that allow the Company to effectively manage the utility and serve customers.

•	A refresh of the customer-facing website, providing relevant information, greater accessibility on mobile devices, easier navigation, and a streamlined payment experience.
The IPUC has up to nine months to review the general rate case filings and issue a decision.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 14, 2017	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer